Exhibit 4(h)


                [Form of Specimen Certificate
            Representing Shares of Common Stock]

   Number                                  Shares

   Common                                  Common
   Stock                                   Stock

   Incorporated Under the Laws
   of the State of Delaware

                  [HARSCO CORPORATION LOGO]

                                      CUSIP _________

                                      See Reverse for
                                      Certain Definitions


        This certifies that _______________ is the owner of _____ full-paid and non-assessable shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each of the Common Stock of Harsco Corporation transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon the surrender of this Certificate properly endorsed.

        This Certificate is not valid unless
   countersigned by the Transfer Agent and registered by the Registrar.

        Witness, the corporate seal of the Company and the signatures of its duly authorized officers.

   Dated:  __________
                                 _________________
                                 [Chairman]

   [corporate seal]

                                 _________________
                                 [Secretary]

   Countersigned and Registered:


        [Transfer Agent and Registrar]

        By: __________________________
            Authorized Signature

          [Form of Reverse of Specimen Certificate
            Representing Shares of Common Stock]

                     HARSCO CORPORATION

        The Company will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Company.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM   -    as tenants in common
   TEN ENT   -    as tenants by the entireties
   JT TEN    -    as joint tenants with right of
                  survivorship and not as tenants in
                  common

   UNIF GIFT MIN ACT  -  ________  Custodian __________
                         (Cust)                 (Minor)
               under Uniform Gifts to Minors Act ________
                                                  (State)

   Additional abbreviations may also be used though not in the above list.

   For value received, __________ hereby sell, assign and transfer unto


   Please Insert Social Security or Other
     Identifying Number of Assignee

   _________________________________________



   __________________________________________________

        (Please print or typewrite name and address, including zip code, of Assignee)

   __________________________________________________


   __________________________________________________


   ____________________________________________shares

   of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

   Dated:  __________

             ________________________________________
        NOTICE:   The signature to this Assignment must
                  correspond with the name as written
                  upon the face of the certificate in
                  every particular, without alteration or
                  enlargement or any change whatever.


             This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Harsco Corporation (the
   "Company") and The Chase Manhattan Bank, N.A. (the
   "Rights Agent") dated as of September 29, 1987 (the
   "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.
   Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights
   Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request thereof. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof
   (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.